EXHIBIT 23.5

                     [Jefferies & Company, Inc. Letterhead]

                                                                October 18, 1996

     We hereby consent to the use of our name and to the description of our opinion letter dated September 3, 1996 under the caption "THE MERGER--Opinions of Financial Advisors" in, and to the inclusion of our opinion letter dated September 3, 1996, as Annex F to, the Joint Proxy Statement/Prospectus of Graham-Field Health Products, Inc. and Everest & Jennings International Ltd., which Joint Proxy Statement/Prospectus is part of the Registration Statement on Form S-4. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                       JEFFERIES & COMPANY, INC.

                                       By: /s/ DAVID LOSITO
                                           -------------------------------------
                                                   David J. Losito